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                                    Exhibit 5

             Opinion of Silver, Freedman & Taff, L.L.P. with Respect
                              to Legality of Stock


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                                                            August 29, 1996




The Board of Directors
PS Financial, Inc.
4800 South Pulaski Road
Chicago, Illinois 60632




           Re: Registration Statement Under the Securities Act of 1933
               -------------------------------------------------------

Gentlemen:

         This opinion is rendered in connection with the Registration Statement to be filed on Form S-1 with the Securities and Exchange Commissin under the Securities Act of 1933 relating to the 2,182,125 shares of Common Stock of PS Financial, Inc. (the "Company"), par value $.01 per share, to be issued. As counsel, we have reviewed the Certificate of Incorporation of the Company and such other documents as we have deemed appropriate for the purpose of this opinion. We are rendering this opinion as of the time the Registration Statement referred to above becomes effective.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when sold, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

                                      Very truly yours,





                                      /s/ SILVER FREEDMAN & TAFF, L.L.P.
                                      ------------------------------------
                                      SILVER FREEDMAN & TAFF, L.L.P.